UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2016, Verso Corporation (“Verso”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2016.

A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 2.02, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On November 14, 2016, Verso issued a press release announcing that it plans to implement, beginning in January 2017, the following three strategic initiatives designed to drive increased efficiency in the allocation of its resources, reduce its cost of doing business, and improve its operating and financial performance: (a) the organization of Verso’s business into two strategic business units – graphic paper and specialty paper; (b) the consolidation of its corporate offices in Memphis, Tennessee, and Miamisburg, Ohio, into a single headquarters to be located in Miamisburg; and (c) a project to improve the delivery of its support services with the objective of reducing overhead expenses by at least 10 percent on an annual basis.

A copy of the press release is included as Exhibit 99.2 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release issued by Verso on November 14, 2016, regarding its financial results.

99.2	Press release issued by Verso on November 14, 2016, regarding its strategic initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
President, Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Verso on November 14, 2016, regarding its financial results.

99.2	Press release issued by Verso on November 14, 2016, regarding its strategic initiatives.